UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, BrightSphere Investment Group Inc. (the “Company”) and Guang Yang, the President and Chief Executive Officer of the Company, agreed on a mutual separation of Mr. Yang from his position as President and Chief Executive Officer and as Chairman and a member of the Company’s Board of Directors (the “Board”), each effective immediately. In consideration of a general waiver and release of claims, Mr. Yang will receive severance consistent with the terms of his employment agreement, which was filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on February 28, 2019.

On April 15, 2020, the Board appointed Suren Rana, previously the Company’s Chief Financial Officer, to serve as the Company’s President and Chief Executive Officer and as a Director of the Company, each appointment effective immediately.

In addition, the Board has elected John Paulson to succeed Mr. Yang as its Chairman.

In connection with Mr. Rana’s appointment, on April 15, 2020, Christina Wiater, the Company’s Financial Controller and principal accounting officer, assumed the role of the Company’s principal financial officer.

The biographical information for Messrs. Rana and Paulson is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 18, 2019 (the “Proxy Statement”) and the biographical information for Ms. Wiater is set forth in the Company’s Form 8-K filed on March 6, 2020 which disclosures are hereby incorporated by reference into this Item 5.02.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an amended employment agreement with Mr. Rana. A description of Mr. Rana’s employment agreement is provided in the Proxy Statement. Mr. Rana’s amended agreement provides for a new, one-time grant of an option to purchase 1,500,000 shares of Common Stock of the Company at a strike price of $10.00 per share, vesting in four equal annual installments over a four-year period and expiring on the fifth anniversary of the first vesting date (the “CEO Option Grant”). In addition, upon a change of control any unvested portion of the CEO Option Grant will vest. The material terms of Mr. Rana’s amended employment agreement are otherwise consistent with his prior agreement. All compensation paid to Mr. Rana, including the CEO Option Grant, will be subject to the Claw-Back Policy adopted by the Board, as in effect from time-to-time.

In connection with her designation as principal financial officer, Ms. Wiater will receive (i) a base salary of $300,000 and (ii) a bonus of $125,000. In addition, Ms. Wiater will continue to be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of BrightSphere Investment Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	April 16, 2020	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of BrightSphere Investment Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).